Exhibit 4.1
SECOND AMENDMENT
     SECOND AMENDMENT, dated as of July 18, 2007 (this “Amendment”), to the FIVE-YEAR CREDIT AGREEMENT, dated as of July 14, 2005, as amended by the First Amendment thereto dated as of April 12, 2006, among AUTONATION, INC., a Delaware corporation (the “Borrower”), the Lenders (as defined below), J.P. MORGAN SECURITIES INC. (“JPMorgan”) and BANC OF AMERICA SECURITIES LLC, as co-lead arrangers and joint bookrunners, BANK OF AMERICA, N.A., as syndication agent, JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
W I T N E S S E T H:
     WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as more fully set forth herein; and
     WHEREAS, the lenders party hereto (including New Lenders (as defined below)) (the “Lenders”) have agreed to such amendments but only on the terms and conditions contained in this Amendment.
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     SECTION 2. Amendments. Effective as of the date on which all the conditions precedent set forth in Section 4 hereof shall be satisfied (such date, the “Effective Date”), the Credit Agreement shall be amended as follows:
     (a) The table set forth in the definition of “Pricing Grid” is hereby replaced with the following table:

		Applicable	Applicable
		Eurodollar	Base Rate		Applicable
		Margin	Margin	Applicable	Base Rate
		(Revolving and	(Revolving	Eurodollar	Margin
	Applicable	Swing Line	and Swing	Margin (Term	(Term
Ratings	Facility Fee	Loans)	Line Loans)	Loans)	Loans)
Baa1/BBB+ or higher	8.0	42.0	0	50.0	0
Baa2/BBB	10.0	52.5	0	62.5	0
Baa3/BBB-	12.5	62.5	0	75.0	0
Ba1/BB+	15.0	72.5	0	87.5	0
Ba2/BB	20.0	92.5	0	112.5	12.5
Ba3/BB- or lower	25.0	125.0	25.0	150.0	50.0

     (b) The definition of “Stated Termination Date” is hereby changed to July 18, 2012.
     (c) Section 2.13(b) of the Credit Agreement is hereby replaced with “[INTENTIONALLY OMITTED]”
     (d) Section 4.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “4.7 Replacement Lenders. The Borrower may, in its sole discretion, on ten (10) Business Days’ prior written notice to the Administrative Agent and a Lender, cause a Lender that (a) is or may become entitled to receive any indemnification payment, additional amount or other compensation under this Article IV or that fails to make Loans for the reasons provided in this Article IV or (b) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), to (and such Lender shall) assign pursuant to Section 11.1 hereof (with such Lender being deemed to have executed an Assignment and Assumption for the purpose of effecting such assignment), all of its rights and obligations under this Agreement to another Lender, an Affiliate of another Lender or a Person reasonably acceptable to the Administrative Agent and designated by the Borrower which is willing to become a Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender, together with any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender’s Revolving Credit Commitment and any other amounts payable to such Lender under this Agreement; provided, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereunder shall be payable by the Borrower to such Lender. The replacement Lender under this Section shall pay the applicable processing fee under Section 11.1.”
     (e) Section 8.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any Four-Quarter Period ending prior to December 31, 2009 to be greater than 3.00 to 1.00 and for any Four-Quarter Period ending on or after December 31, 2009 to be greater than 2.75 to 1.00.”
     SECTION 3. New Lenders; Prepayment and Funding on Effective Date.
     (a) By executing this Amendment on or prior to the Effective Date, each institution not a party to the Credit Agreement prior to the Effective Date (each, a “New Lender”) agrees to and shall, as of the Effective Date, join the Credit Agreement (as amended pursuant to this Amendment) as a Lender.

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     (b) Exhibit A to the Credit Agreement is hereby updated as provided in Annex I to this Amendment. To facilitate the effectiveness of this Amendment, on the Effective Date, the Borrower will (i) prepay all then outstanding Loans, (ii) reborrow Term Loans from the relevant Lenders in the respective amounts set forth on Annex I hereto and (iii) reborrow Revolving Credit Loans, in such amount as is determined by the Borrower, from the relevant Lenders ratably in accordance with the adjusted Revolving Credit Commitments reflected on Annex I hereto. Such borrowings shall be made in accordance with the applicable provisions of the Credit Agreement, with appropriate adjustments as agreed by the Administrative Agent and the Borrower in the case of the Term Loans.
     SECTION 4. Conditions to Effectiveness. This Amendment shall become effective upon the date on which each of the following conditions shall have been satisfied:
     (a) the Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of (i) the Borrower, (ii) the Administrative Agent and (iii) each Lender;
     (b) the Administrative Agent shall have received, on behalf of each Lender, a consent fee equal to 0.125% of such Lender’s Revolving Commitment and/or Term Loan under the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”); and
     (c) the Administrative Agent shall have received evidence that all fees payable by the Borrower on the Effective Date to the Administrative Agent required pursuant to Section 6 hereof have been paid in full.
     SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
     (a) The Borrower has the power and authority to execute, deliver and perform this Amendment and to borrow under the Amended Credit Agreement. The Borrower has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment and to authorize the borrowings under the Amended Credit Agreement. No material consent, approval or authorization of or filing, registration or qualification with, any Governmental Authority or other authority or any other Person on the part of the Borrower or any Subsidiary is required as a condition to the execution, delivery, performance or consummation of the transactions contemplated by this Amendment, except consents, approvals, filings, registrations or qualifications which have been obtained or effected, as the case may be and are in full force and effect. This Amendment has been duly executed and delivered on behalf of the Borrower. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (b) The execution, delivery and performance of this Amendment will not violate any applicable law, rule or regulation or conflict with any material indenture, agreement or other instrument to which the Borrower is a party, or by which the properties or assets of the Borrower is bound and will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower pursuant to any such agreement.
     (c) Each of the representations and warranties made by any Loan Party herein or in the Loan Documents as amended by this Amendment is true and correct on and as of the Effective Date, as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).

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     (d) There does not exist any Default or Event of Default.
     SECTION 6. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced three Business Days prior to or on the Effective Date (which may include amounts constituting reasonable estimates of such fees and expenses incurred or to be incurred in connection with this Amendment; provided that no such estimate shall thereafter preclude the final settling of accounts as to such fees and expenses).
     SECTION 7. No Other Amendment or Waivers; Confirmation. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as an amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.
     SECTION 8. GOVERNING LAW; MISCELLANEOUS. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (b) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.
     (c) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.
     (d) The Administrative Agent shall give notice to the Borrower promptly upon the occurrence of the “Effective Date.”
     (e) The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans or Revolving Credit Commitments in whole or in part prior to effectiveness hereof).

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AUTONATION, INC.
By:	/s/ James J. Teufel
	Name:	James J. Teufel
	Title:	Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Lender
By:	/s/ Robert P. Kellas
	Name:	Robert P. Kellas
	Title:	Executive Director

Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: BANK OF AMERICA, N.A., as Syndication Agent
By:	/s/ K.W. Winston, III
	Name:	K.W. Winston, III
	Title:	Senior Vice President

Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: BANK OF AMERICA, N.A., as a Lender
By:	/s/ K.W. Winston, III
	Name:	K.W. Winston, III
	Title:	Senior Vice President

Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Toyota Motor Credit Corporation
By:	/s/ Mark Doi
	Name:	Mark Doi
	Title:	National Dealer Credit Manager

Signature page to Second Amendment
to AutoNation Credit Agreement

Wachovia Bank, National Association
By:	/s/ Robert G. McGill Jr.
	Name:	Robert G. McGill Jr.
	Title:	Director

Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Comerica Bank
By:	/s/ Joseph M. Davignon
	Name:	Joseph M. Davignon
	Title:	First Vice President

Signature page to Second Amendment
to AutoNation Credit Agreement

SUNTRUST BANK
By:	/s/ Stacy M. Lewis
	Name:	Stacy M. Lewis
	Title:	Director

Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Sovereign Bank
By:	/s/ Stephen F. Delaney
	Name:	Stephen F. Delaney
	Title:	Vice President
Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Fifth Third Bank, A Michigan Banking Corporation
By:	/s/ John A. Marian
	Name:	John A. Marian
	Title:	Vice President

Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Mizuho Corporate Bank, Ltd.
By:	/s/ Makoto Murata
	Name:	Makoto Murata
	Title:	Deputy General Manager

Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Mizuho Corporate Bank (USA)
By:	/s/ Bertram H. Tang
	Name:	Bertram H. Tang
	Title:	Senior VP & Team Leader

Signature page to Second Amendment
to AutoNation Credit Agreement

CALYON NEW YORK BRANCH
By:	/s/ Corey Billups
	Name:	Corey Billups
	Title:	Managing Director

By:	/s/ Blake Wright
	Name:	Blake Wright
	Title:	Managing Director

Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Wells Fargo Bank, N.A.
By:	/s/ William P. Schmechel
	Name:	William P. Schmechel
	Title:	Vice President
Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Union Bank of California, N.A.
By:	/s/ Christine Davis
	Name:	Christine Davis
	Title:	Vice President
Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: LaSalle Bank National Association, a national banking association
By:	/s/ Mark J. Nyland
	Name:	Mark J. Nyland
	Title:	Vice President
Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Commercebank N.A.
By:	/s/ Fernando Mesia
	Name:	Fernando Mesia
	Title:	Vice President

By:	/s/ Alan Hills
	Name:	Alan Hills
	Title:	Vice President & Manager
Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: E.Sun Commercial Bank, Ltd., Los Angeles Branch
By:	/s/ Benjamin Lin
	Name:	Benjamin Lin
	Title:	EVP & General Manager
Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Cathay United Bank
By:	/s/ Allen Y.L. Peng
	Name:	Allen Y.L. Peng
	Title:	EVP & GM
Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Mega International Commercial Bank Co. Ltd. New York Branch
By:	/s/ Tsang-Pei Hsu
	Name:	Tsang-Pei Hsu
	Title:	VP & Deputy GM
Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Hua Nan Commercial Bank, Ltd., Los Angeles Branch
By:	/s/ Oliver C.H. Hsu
	Name:	Oliver C.H. Hsu
	Title:	VP & General Manager
Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: THE BANK OF EAST ASIA, LTD., NEW YORK BRANCH
By:	/s/ Stanley H. Kung
	Name:	Stanley H. Kung
	Title:	Senior Vice President

By:	/s/ Danny Leung
	Name:	Danny Leung
	Title:	Senior Vice President
Signature page to Second Amendment
to AutoNation Credit Agreement

Name of Institution: Chang Hwa Commercial Bank, Ltd., New York Branch
By:	/s/ Jim C.Y. Chen
	Name:	Jim C.Y. Chen
	Title:	VP & General Manager

Signature page to Second Amendment
to AutoNation Credit Agreement

     The foregoing is hereby acknowledged, agreed and consented to by each of the undersigned Guarantors:

EACH OF THE SUBSIDIARIES LISTED ON ANNEX A HERETO
By:	/s/ James J. Teufel
	Name:	James J. Teufel
	Title:	Treasurer

EACH OF THE SUBSIDIARIES LISTED ON ANNEX B HERETO
By:	/s/ James J. Teufel
	Name:	James J. Teufel
	Title:	Assistant Treasurer

Annex A
ACER Fiduciary, Inc.
AN Dealership Holding Corp.
Atrium Restaurants, Inc.
Auto Ad Agency, Inc.
Auto Holding Corp.
AutoNation Corporate Management LLC
AutoNation Enterprises Incorporated
AutoNation Financial Services Corp.
AutoNation Holding Corp.
AutoNation Motors Holding Corp.
AutoNation Vermont, Inc.
AutoNationDirect.com, Inc.
BOSC Automotive Realty, Inc.
Charlie Thomas Courtesy Leasing, Inc.
Corporate Properties Holding, Inc.
Dealership Properties, Inc.
Dealership Realty Corporation
Driver’s Mart Worldwide, Inc.
Empire Services Agency, Inc.
Florida Auto Corp.
Mechanical Warranty Protection, Inc.
Real Estate Holdings, Inc.
Republic Resources Company
Republic Risk Management Services, Inc.
Resources Aviation, Inc.
Rosecrans Investments, LLC
RRM Corporation
RSHC, Inc.
SCM Realty, Inc.
Spitfire Properties, Inc.
The Consulting Source, Inc.
Triangle Corporation

Annex B
7 Rod Real Estate North, a Limited Liability Company
7 Rod Real Estate South, a Limited Liability Company
Abraham Chevrolet-Miami, Inc.
Abraham Chevrolet-Tampa, Inc.
Al Maroone Ford, LLC
Albert Berry Motors, Inc.
Allison Bavarian
Allison Bavarian Holding, LLC
All-State Rent A Car, Inc.
American Way Motors, Inc.
AN Cadillac of WPB, LLC
AN California Region Management, LLC
AN Chevrolet — Arrowhead, Inc.
AN Chevrolet of Phoenix, LLC
AN CJ Valencia, Inc.
AN Collision Center of Addison, Inc.
AN Corpus Christi Chevrolet, LP
AN Corpus Christi GP, LLC
AN Corpus Christi Imports Adv. GP, LLC
AN Corpus Christi Imports Adv., LP
AN Corpus Christi Imports GP, LLC
AN Corpus Christi Imports II GP, LLC
AN Corpus Christi Imports II, LP
AN Corpus Christi Imports, LP
AN Corpus Christi Motors, Inc.
AN Corpus Christi T. Imports GP, LLC
AN Corpus Christi T. Imports, LP
AN County Line Ford, Inc.
AN East Central Region Management, LLC
AN Florida Region Management, LLC
AN Fremont Luxury Imports, Inc.
AN Imports of Lithia Springs, LLC
AN Imports on Weston Road, Inc.
AN Luxury Imports GP, LLC
AN Luxury Imports Holding, LLC
AN Luxury Imports of Pembroke Pines, Inc.
AN Luxury Imports of San Diego, Inc.
AN Luxury Imports of Sarasota, Inc.
AN Luxury Imports, Ltd.
AN Motors of Delray Beach, Inc.
AN Motors of Scottsdale, LLC
AN Pontiac GMC Houston North GP, LLC
AN Pontiac GMC Houston North, LP
AN Subaru Motors, Inc.
AN Texas Region Management, Ltd.
AN West Central Region Management, LLC
AN/CF Acquisition Corp.

AN/FMK Acquisition Corp.
AN/GMF, Inc.
AN/KPBG Motors, Inc.
AN/MF Acquisition Corp.
AN/MNI Acquisition Corp.
AN/PF Acquisition Corp.
AN/STD Acquisition Corp.
Anderson Chevrolet
Anderson Chevrolet Los Gatos, Inc.
Anderson Cupertino, Inc.
Appleway Chevrolet, Inc.
Auto Car Holding, LLC
Auto Car, Inc.
Auto Mission Holding, LLC
Auto Mission, Ltd.
Auto West, Inc.
Autohaus Holdings, Inc.
AutoNation Dodge of Pembroke Pines, Inc.
AutoNation Fort Worth Motors, Ltd.
AutoNation GM GP, LLC
AN Imports of Fort Lauderdale, Inc.
AutoNation Imports of Katy GP, LLC
AutoNation Imports of Katy, L.P.
AutoNation Imports of Lithia Springs, Inc.
AutoNation Imports of Longwood, Inc.
AutoNation Imports of Palm Beach, Inc.
AutoNation Imports of Winter Park, Inc.
AutoNation Motors of Lithia Springs, Inc.
AutoNation North Texas Management GP, LLC
AutoNation Northwest Management, LLC
AutoNation Orlando Venture Holdings, Inc.
AutoNation Realty Corporation
AutoNation USA of Perrine, Inc.
AutoNation V. Imports of Delray Beach, LLC
Bankston Auto, Inc.
Bankston Chrysler Jeep of Frisco, L.P.
Bankston CJ GP, LLC
Bankston Ford of Frisco, Ltd. Co.
Bankston Nissan in Irving, Inc.
Bankston Nissan Lewisville GP, LLC
Bankston Nissan Lewisville, Ltd.
Bargain Rent-A-Car
Batfish, LLC
BBCSS, Inc.
Beach City Chevrolet Company, Inc.
Beach City Holding, LLC
Beacon Motors, Inc.
Bell Dodge, L.L.C.
Bengal Motor Company, Ltd.
Bengal Motors, Inc.
Bill Ayares Chevrolet, LLC

Bledsoe Dodge, LLC
Bob Townsend Ford, Inc.
Body Shop Holding Corp.
Brown & Brown Chevrolet — Superstition Springs, LLC
Brown & Brown Chevrolet, Inc.
Brown & Brown Nissan Mesa, L.L.C.
Brown & Brown Nissan, Inc.
Buick Mart Limited Partnership
Bull Motors, LLC
C. Garrett, Inc.
Carlisle Motors, LLC
Carwell Holding, LLC
Carwell, LLC
Cerritos Body Works Holding, LLC
Cerritos Body Works, Inc.
Cerritos Imports Holding, LLC
Cerritos Imports, Inc.
Champion Chevrolet Holding, LLC
Champion Chevrolet, LLC
Champion Ford, Inc.
Charlie Hillard, Inc.
Charlie Thomas Chevrolet GP, LLC
Charlie Thomas Chevrolet, Ltd.
Charlie Thomas Chrysler-Plymouth, Inc.
Charlie Thomas’ Courtesy Ford, Ltd.
Charlie Thomas’ Courtesy GP, LLC
Charlie Thomas F. GP, LLC
Charlie Thomas Ford, Ltd.
Chesrown Auto, LLC
Chesrown Chevrolet, LLC
Chesrown Collision Center, Inc.
Chesrown Ford, Inc.
Chevrolet World, Inc.
Chuck Clancy Ford of Marietta, LLC
CJ Valencia Holding, LLC
Coastal Cadillac, Inc.
Consumer Car Care Corporation
Contemporary Cars, Inc.
Cook-Whitehead Ford, Inc.
Costa Mesa Cars Holding, LLC
Costa Mesa Cars, Inc.
Courtesy Auto Group, Inc.
Courtesy Broadway, LLC
Covington Pike Motors, Inc.
CT Intercontinental GP, LLC
CT Intercontinental, Ltd.
CT Motors, Inc.
D/L Motor Company
Deal Dodge of Des Plaines, Inc.
Desert Buick-GMC Trucks, L.L.C.
Desert Chrysler-Plymouth, Inc.

Desert Dodge, Inc.
Desert GMC, L.L.C.
Desert Lincoln-Mercury, Inc.
Dobbs Brothers Buick-Pontiac, Inc.
Dobbs Ford of Memphis, Inc.
Dobbs Ford, Inc.
Dobbs Mobile Bay, Inc.
Dobbs Motors of Arizona, Inc.
Dodge of Bellevue, Inc.
Don Mealey Chevrolet, Inc.
Don Mealey Imports, Inc.
Don-A-Vee Jeep Eagle, Inc.
Downers Grove Dodge, Inc.
Eastgate Ford, Inc.
Ed Mullinax Ford, LLC
Edgren Motor Company, Inc.
Edgren Motor Holding, LLC
El Monte Imports Holding, LLC
El Monte Imports, Inc.
El Monte Motors Holding, LLC
El Monte Motors, Inc.
Elmhurst Auto Mall, Inc.
Emich Chrysler Plymouth, LLC
Emich Dodge, LLC
Emich Oldsmobile, LLC
Emich Subaru West, LLC
Financial Services GP, LLC
Financial Services, Ltd
First Team Automotive Corp.
First Team Ford of Manatee, Ltd.
First Team Ford, Ltd.
First Team Imports, Ltd.
First Team Jeep Eagle, Chrysler Plymouth, Ltd.
First Team Management, Inc.
First Team Premier, Ltd.
Fit Kit Holding, LLC
Fit Kit, Inc.
Ford of Garden Grove Limited Partnership
Ford of Kirkland, Inc.
Fox Chevrolet, LLC
Fox Imports, LLC
Fox Motors, LLC
Fred Oakley Motors, Inc.
Fremont Luxury Imports Holding, LLC
Ft. Lauderdale Nissan, Inc.
G.B. Import Sales & Service Holding, LLC
G.B. Import Sales & Service, LLC
Gene Evans Ford, LLC
George Sutherlin Nissan, LLC
Government Boulevard Motors, Inc.
Gulf Management, Inc.

Hayward Dodge, Inc.
Hillard Auto Group, Inc.
Hollywood Imports Limited, Inc.
Hollywood Kia, Inc.
Horizon Chevrolet, Inc.
House of Imports Holding, LLC
House of Imports, Inc.
Houston Auto M. Imports Greenway, Ltd.
Houston Auto M. Imports North, Ltd.
Houston Imports Greenway GP, LLC
Houston Imports North GP, LLC
Hub Motor Company, LLC
Irvine Imports Holding, LLC
Irvine Imports, Inc.
Irvine Toyota/Nissan/Volvo Limited Partnership
Jemautco, Inc.
Jerry Gleason Chevrolet, Inc.
Jerry Gleason Dodge, Inc.
Jim Quinlan Chevrolet Co.
Jim Quinlan Ford Lincoln-Mercury, Inc.
Joe MacPherson Ford
Joe MacPherson Imports No. I
Joe MacPherson Infiniti
Joe Macpherson Infiniti Holding, LLC
Joe MacPherson Oldsmobile
John M. Lance Ford, LLC
J-R Advertising Company
J-R Motors Company North
J-R Motors Company South
JRJ Investments, Inc.
J-R-M Motors Company Northwest LLC
Kenyon Dodge, Inc.
King’s Crown Ford, Inc.
L.P. Evans Motors WPB, Inc.
L.P. Evans Motors, Inc.
Lance Children, Inc.
Leesburg Imports, LLC
Leesburg Motors, LLC
Les Marks Chevrolet, Inc.
Lew Webb’s Ford, Inc.
Lew Webb’s Irvine Nissan Holding, LLC
Lew Webb’s Irvine Nissan, Inc.
Lewisville Imports GP, LLC
Lewisville Imports, Ltd.
Lexus of Cerritos Limited Partnership
Lot 4 Real Estate Holdings, LLC
MacHoward Leasing
Machoward Leasing Holding, LLC
MacPherson Enterprises, Inc.
Magic Acquisition Corp.
Magic Acquisition Holding, LLC

Marks Family Dealerships, Inc.
Marks Transport, Inc.
Maroone Chevrolet Ft. Lauderdale, Inc.
Maroone Chevrolet, LLC
Maroone Dodge, LLC
Maroone Ford, LLC
Maroone Management Services, Inc.
Maroone Oldsmobile, LLC
MC/RII, LLC
Mealey Holdings, Inc.
Metro Chrysler Jeep, Inc.
Midway Chevrolet, Inc.
Mike Hall Chevrolet, Inc.
Mike Shad Chrysler Plymouth Jeep Eagle, Inc.
Mike Shad Ford, Inc.
Miller-Sutherlin Automotive, LLC
Mission Blvd. Motors, Inc.
Mr. Wheels Holding, LLC
Mr. Wheels, Inc.
Mullinax East, LLC
Mullinax Ford North Canton, Inc.
Mullinax Ford South, Inc.
Mullinax Lincoln-Mercury, Inc.
Mullinax of Mayfield, LLC
Mullinax Used Cars, Inc.
Naperville Imports, Inc.
Newport Beach Cars Holding, LLC
Newport Beach Cars, LLC
Nichols Ford, Ltd.
Nichols GP, LLC
Nissan of Brandon, Inc.
Northpoint Chevrolet, LLC
Northpoint Ford, Inc.
Northwest Financial Group, Inc.
Ontario Dodge, Inc.
Orange County Automotive Imports, LLC
Payton-Wright Ford Sales, Inc.
Peyton Cramer Automotive
Peyton Cramer Automotive Holding, LLC
Peyton Cramer F. Holding, LLC
Peyton Cramer Ford
Peyton Cramer Infiniti
Peyton Cramer Infiniti Holding, LLC
Peyton Cramer Jaguar
Peyton Cramer Lincoln-Mercury
Peyton Cramer LM Holding, LLC
Pierce Automotive Corporation
Pierce, LLC
Pitre Buick-Pontiac-GMC of Scottsdale, Inc.
Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.
Pitre Chrysler-Plymouth-Jeep on Bell, Inc.

Pitre Isuzu-Subaru-Hyundai of Scottsdale, Inc.
Plains Chevrolet GP, LLC
Plains Chevrolet, Ltd.
PMWQ, Inc.
PMWQ, Ltd.
Port City Imports, Inc.
Prime Auto Resources, Inc.
Quality Nissan GP, LLC
Quality Nissan, Ltd.
Quinlan Motors, Inc.
R. Coop Limited
R.L. Buscher II, Inc.
R.L. Buscher III, Inc.
Republic DM Property Acquisition Corp.
RI Merger Corp.
RI/ASC Acquisition Corp.
RI/BB Acquisition Corp.
RI/BBNM Acquisition Corp.
RI/BRC Real Estate Corp.
RI/DM Acquisition Corp.
RI/Hollywood Nissan Acquisition Corp.
RI/LLC Acquisition Corp.
RI/LLC-2 Acquisition Corp.
RI/PII Acquisition Corp.
RI/RMC Acquisition GP, LLC
RI/RMC Acquisition, Ltd.
RI/RMP Acquisition Corp.
RI/RMT Acquisition GP, LLC
RI/RMT Acquisition, Ltd.
RI/WFI Acquisition Corporation
RKR Motors, Inc.
Roseville Motor Corporation
Roseville Motor Holding, LLC
Sahara Imports, Inc.
Sahara Nissan, Inc.
Saul Chevrolet Holding, LLC
Saul Chevrolet, Inc.
Service Station Holding Corp.
Shamrock F. Holding, LLC
Shamrock Ford, Inc.
Six Jays LLC
SMI Motors Holding, LLC
SMI Motors, Inc.
Smythe European Holding, LLC
Smythe European, Inc.
Southwest Dodge, LLC
Star Motors, LLC
Steakley Chevrolet GP, LLC
Steakley Chevrolet, Ltd.
Steeplechase Motor Company
Steve Moore Chevrolet Delray, LLC

Steve Moore Chevrolet, LLC
Steve Moore’s Buy-Right Auto Center, Inc.
Steve Rayman Pontiac-Buick-GMC-Truck, LLC
Stevens Creek Holding, LLC
Stevens Creek Motors, Inc.
Sunrise Nissan of Jacksonville, Inc.
Sunrise Nissan of Orange Park, Inc.
Sunset Pontiac-GMC Truck South, Inc.
Sunset Pontiac-GMC, Inc.
Superior Nissan, Inc.
Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC
Sutherlin H. Imports, LLC
Sutherlin Imports, LLC
Sutherlin Nissan, LLC
Sutherlin Town Center, Inc.
Tartan Advertising, Inc.
Tasha Incorporated
Taylor Jeep Eagle, LLC
Team Dodge, Inc.
Terry York Motor Cars Holding, LLC
Terry York Motor Cars, Ltd.
Texan Ford Sales, Ltd.
Texan Ford, Inc.
Texan Lincoln-Mercury, Inc.
Texan Sales GP, LLC
Texas Management Companies LP, LLC
The Pierce Corporation II, Inc.
Tinley Park A. Imports, Inc.
Tinley Park J. Imports, Inc.
Tinley Park V. Imports, Inc.
Torrance Nissan Holding, LLC
Torrance Nissan, LLC
Tousley Ford, Inc.
Town & Country Chrysler Jeep, Inc.
Toyota Cerritos Limited Partnership
T-West Sales & Service, Inc.
Valencia B. Imports Holding, LLC
Valencia B. Imports, Inc.
Valencia Dodge
Valencia Dodge Holding, LLC
Valencia H. Imports Holding, LLC
Valencia H. Imports, Inc.
Valley Chevrolet, LLC
Vanderbeek Motors Holding, LLC
Vanderbeek Motors, Inc.
Vanderbeek Olds/GMC Truck, Inc.
Vanderbeek Truck Holding, LLC
Village Motors, LLC
Vince Wiese Chevrolet, Inc.
Vince Wiese Holding, LLC
W.O. Bankston Nissan, Inc.

Wallace Dodge, LLC
Wallace Ford, LLC
Wallace Lincoln-Mercury, LLC
Wallace Nissan, LLC
Webb Automotive Group, Inc.
West Colton Cars, Inc.
West Side Motors, Inc.
Westgate Chevrolet GP, LLC
Westgate Chevrolet, Ltd.
Westmont A. Imports, Inc.
Westmont B. Imports, Inc.
Westmont M. Imports, Inc.
Woody Capital Investment Company II
Woody Capital Investment Company III
Working Man’s Credit Plan, Inc.
York Enterprises Holding, LLC

ANNEX I
EXHIBIT A
Applicable Commitment Percentages

	Revolving Credit	Revolving	Term Loan A	Term
Lender	Commitment	Percentage	Commitment	Percentage
JPMorgan Chase Bank, N.A.	$130,576,924.00	18.653846286%	$84,423,076.00	14.070512667%
Bank of America, N.A.	70,000,000.00	10.000000000%	60,000,000.00	10.000000000%
Toyota Motor Credit Corporation	62,500,000.00	8.928571429%	62,500,000.00	8.928571429%
Wachovia Bank, National Association	67,307,692.00	9.615384571%	57,692,308.00	9.615384667%
Comerica Bank	45,769,231.00	6.538461571%	39,230,769.00	6.538461500%
SunTrust Bank	45,769,231.00	6.538461571%	39,230,769.00	6.538461500%
Sovereign Bank	43,076,923.00	6.153846143%	36,923,077.00	6.153846167%
Fifth Third Bank, A Michigan Banking Corporation	40,384,615.00	5.769230714%	34,615,385.00	5.769230833%
Wells Fargo Bank, N.A.	35,000,000.00	5.000000000%	30,000,000.00	4.285714286%
Calyon	25,000,000.00	4.166666667%	40,000,000.00	6.666666667%
Mizuho Corporate Bank, Ltd.	35,000,000.00	5.000000000%
Mizuho Corporate Bank (USA)			30,000,000.00	4.285714286%
Union Bank of California, N.A.	32,307,692.00	4.166666667%	27,692,308.00	4.615384667%
LaSalle Bank National Association	21,538,462.00	3.571428571%	18,461,538.00	3.076923000%
Commercebank, NA	8,076,923.00	1.153846143%	6,923,077.00	1.153846167%
E.Sun Commercial Bank, Ltd., Los Angeles Branch	8,076,923.00	1.153846143%	6,923,077.00	1.153846167%
Cathay United Bank	8,076,923.00	1.153846143%	6,923,077.00	1.153846167%
Mega International Commercial Bank Co., Ltd. New York Branch	8,076,923.00	1.153846143%	6,923,077.00	1.153846167%
Hua Nan Commercial Bank, Ltd., Los Angeles Branch	5,384,615.00	0.769230714%	4,615,385.00	0.769230833%
The Bank of East Asia, Ltd., New York Branch	5,384,615.00	0.769230714%	4,615,385.00	0.769230833%
Chang Hwa Commercial Bank, Ltd., New York Branch	2,692,308.00	0.384615429%	2,307,692.00	0.384615333%
Totals	$700,000,000	100%	$600,000,000	100%